Exhibit 99.1
Independent Auditors’ Report of RBZ, LLP

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
WORLDWIDE EXCELLENCE, INC. AND RELATED ENTITIES
Los Angeles, California

We have audited the accompanying combined balance sheets of Worldwide Excellence, Inc. and related entities (the "Companies") as of December 31, 2004 and 2003, and the related combined statements of income, stockholders' deficit and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Worldwide Excellence, Inc. and related entities as of December 31, 2004 and 2003, and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ RBZ, LLP

December 21, 2005

Combined balance sheet of Worldwide Excellence, Inc. and Related Entities as of December 31, 2004 and 2003, and September 30, 2005 (unaudited)

	December 31,		September 30,
	2004	2003	2005
			(unaudited)
Assets

Current assets
Cash	$-	$316,495	$50,915
Accounts receivable, net	205,000	206,291	183,713
Inventories	867,728	220,365	289,412
Prepaid expenses and other current assets	34,399	-	33,533
Infomercial production costs	253,465	-	524,017
Deposits	159,777	427,503	172,923

Total current assets	1,520,369	1,170,654	1,254,513

Property and equipment, net	21,786	9,665	37,144
Prepaid acquisition costs	-	-	108,000

Total assets	$1,542,155	$1,180,319	$1,399,657

Liabilities and stockholders' deficit

Current liabilities
Bank overdraft	$30,510	$-	$-
Accounts payable	1,541,180	2,947,005	1,523,803
Accrued expenses	231,581	277,707	175,513
Bridge loan payable	-	-	26,333

Total current liabilities	1,803,271	3,224,712	1,725,649

Convertible loans payable	-	-	700,000
Bridge loan payable	-	-	550,000
Due to related party	149,182	-	51,419

Total liabilities	1,952,453	3,224,712	3,027,068

Commitments and contingincies (Note 5)

Stockholders' deficit
Common stock, $0.01 par value; 100,000 shares
authorized; 10,000 shares issued and outstanding	100	-	100
Additional paid in capital	49,900	-	117,257
Accumulated deficit	(460,298)	(2,044,393)	(1,744,768)

Total stockholders' deficit	(410,298)	(2,044,393)	(1,627,411)

Total liabilities and stockholders' deficit	$1,542,155	$1,180,319	$1,399,657

See accompanying independent auditors' report and notes to combined financial statements.

Combined Statements of Operations of Worldwide Excellence, Inc. and Related entities for the years ended December 31, 2004 and 2003, and the Nine Months ended September 30, 2005 and September 30, 2004 (unaudited)

	Years ended		Nine months ended
	December 31,		September 30,
	2004	2003	2005	2004
			(unaudited)
Net revenues	$20,706,225	$53,839,022	$6,631,724	$16,694,131
Cost of revenues	8,161,333	28,166,668	3,062,025	6,430,858
Gross margin	12,544,892	25,672,354	3,569,699	10,263,273

Operating expenses
Selling expenses	9,000,352	20,557,689	3,021,183	6,920,741
General and administrative expenses	2,038,189	3,429,429	1,775,640	1,702,875
FTC settlement	-	1,000,000	-	-
Bad debts	(27,776)	418,742	35,192	(42,519)
Total operating expenses	11,010,765	25,405,860	4,832,015	8,581,097

Income (loss) from operations	1,534,127	266,494	(1,262,316)	1,682,176
Interest expense	-	-	17,267	-
Income (loss) before provision for income taxes	1,534,127	266,494	(1,279,583)	1,682,176
Provision for income taxes	10,000	-	4,887	4,711

Net income (loss)	$1,524,127	$266,494	$(1,284,470)	$1,677,465

See accompanying independent auditors' report and notes to combined financial statements.

Combined Statements of Stockholders, Equity of Worldwide Excellence, Inc. and Related Entities for the years ended December 31, 2004 and 2003 and the nine months ended September 30, 2005 (unaudited)

					Total	Compre-
			Additional		Stock-	hensive
	Common Stock		Paid-In	Accumulated	holders'	Income
	Shares	Amount	Capital	Deficit	Equity	(Loss)

Balance, December 31, 2002	-	$-	$-	$(2,195,054)	$(2,195,054)
Net income	-	-	-	266,494	266,494	$266,494
Distributions	-	-	-	(125,833)	(125,833)	-
Contributions	-	-	-	10,000	10,000	-
Comprehensive income	-	-	-	-	-	$266,494
Balance, December 31, 2003	-	-	-	(2,044,393)	(2,044,393)
Net income	-	-	-	1,524,127	1,524,127	$1,524,127
Distributions	-	-	-	(40,000)	(40,000)	-
Contributions	-	-	-	99,968	99,968	-
Issuance of common stock*	10,000	100	49,900	-	50,000	-
Comprehensive income	-	-	-	-	-	$1,524,127
Balance, December 31, 2004	10,000	100	49,900	(460,298)	(410,298)
Net loss (unaudited)	-	-	-	(1,284,470)	(1,284,470)	$(1,284,470)
Fair value of warrants granted
as additional consideration
for debt	-	-	35,500	-	35,500	-
Contributions			31,857	-	31,857	-
Comprehensive loss (unaudited)	-	-	-	-	-	$(1,284,470)

Balance,
September 30, 2005 (unaudited)	10,000	$100	$117,257	$(1,744,768)	$(1,627,411)

*Note that prior to July 1, 2004, all entities included in the combined financial statements are limited liability companies and, as such, would not have common stock issued and outstanding.

See accompanying independent auditors' report and notes to combined financial statements.

Combined Statements of Cash Flows of Worldwide Excellence, Inc. and Related Entities for the years ended December 31, 2004 and 2003 and the nine months ended September 30, 2005 and September 30, 2004 (unaudited)

	Years ended		Nine months ended
	December 31,		September 30,
	2004	2003	2005	2004
			(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,524,127	$266,494	$(1,284,470)	$1,677,465
Adjustments to reconcile net income (loss) to net
cash (used in) provided by operating activities:
Depreciation and amortization	2,454	4,907	51,344	2,454
Bad debts (recoveries)	(27,776)	418,742	35,192	(42,519)
(Increase) decrease in operating assets:
Accounts receivable	29,066	1,352,627	(13,905)	(46,631)
Inventories	(647,362)	291,410	578,316	(616,531)
Prepaid expenses and other current assets	(34,399)	-	866	(1,224)
Infomercial production costs	(253,465)	-	(314,532)	(162,939)
Deposits	267,726	462,524	(13,146)	288,726
(Decrease) in operating liabilities:
Accounts payable	(1,405,825)	(1,147,491)	(17,377)	(1,419,971)
Accrued expenses	(46,126)	(1,296,644)	(56,068)	(124,541)

Net cash (used in) provided by operations	(591,580)	352,569	(1,033,780)	(445,711)

Cash flows from investing activities:
Purchase of property and equipment	(14,575)	-	(22,722)	(10,041)

Net cash (used in) investing activities	(14,575)	-	(22,722)	(10,041)

Cash flows from financing activities:
Increase in bank overdraft	30,510	-	(30,510)	-
Prepaid acquisition costs	-	-	(108,000)	-
Loan proceeds	-	-	1,276,333	-
Net proceeds from due to related parties	149,182	-	(97,763)	175,000
Capital contributions	149,968	-	67,357	50,000
Member contributions	-	10,000	-	99,968
Member distributions	(40,000)	(125,833)	-	(40,000)

Net cash provided by (used in) financing activities	289,660	(115,833)	1,107,417	284,968

Net (decrease) increase in cash	(316,495)	236,736	50,915	(170,784)
Cash, beginning of year	316,495	79,759	-	316,495

Cash, end of year	$-	$316,495	$50,915	$145,711

Supplemental Disclosures
Interest	$-	$-	$5,434	$-
Taxes	$7,111	$-	$4,887	$4,711

See accompanying independent auditors' report and notes to combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2004 and 2003 and for the nine months ended September 30, 2005 (Unaudited) and 2004 (Unaudited)

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Effective July 1, 2004, Worldwide Excellence, Inc. acquired certain assets and rights to market and distribute various products of Abrev, LLC, BATM, LLC, Buckhead Marketing & Distribution, LLC, Botopical, LLC, Buca, LLC, PAP Systems, LLC, and Ryan, LLC (the "Acquired Entities"). The Acquired Entities have become inactive since being acquired. For the purpose of showing combined operations, the results of operations of the Acquired Entities from January 1, 2004 through June 30, 2004 and for the year ended December 31, 2003 have been included in these combined financial statements. At December 31, 2004, $346,856 is payable by Worldwide Excellence, Inc. to the Acquired Entities for the acquisition of these assets and rights and has been eliminated in combination.

These combined financial statements include the accounts of Worldwide Excellence, Inc. (a Delaware corporation) and the Acquired Entities, as well as Tramp-O-Lean, LLC, Botopical Beauty Care, LLC, Cellucare, LLC and Legacy Formulas, LLC, formed subsequent to July 1, 2004 and thus are included in the combined operations for the year ended December 31, 2004. Effective January 26, 2005, Botopical Beauty Care, LLC changed its name to Youth Factor Beauty Care, LLC. Collectively, all of the entities will be referred to as "WWE" in these combined financial statements.

WWE is a direct marketing company specializing in health, beauty, fitness and home consumer products. WWE is in the business of building product Brands and has found a formula that combines creativity and strategic analysis to optimize sales opportunities and profitability. Typically, WWE obtains the exclusive worldwide license rights to a particular product and develops the product Brand through marketing campaigns utilizing the Internet, Television, and Print media, ultimately leveraging its retail and international distribution channels as well.

WWE distinguishes itself from many direct marketing companies in that it develops products that create long-term annuities through what WWE refers to as "Continuity" programs. Through continuity sales, customers repurchase a particular product on a monthly or bi-monthly basis, thus maximizing the initial media investment to acquire that particular customer.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Combination

The accompanying combined financial statements include the accounts of WWE. Significant intercompany accounts and transactions have been eliminated in combination.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories are stated at the lower of cost or market on a first-in first-out (FIFO) basis and are in finished goods form.

Infomercial Production Costs

Infomercial costs include the cost of production for infomercials which will air in 2005 and later. The costs will be amortized as the programs air over the estimated useful life, currently 12 months.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is being provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

Computer equipment	5 Years
Furniture and fixtures	7 Years

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. When assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Revenue Recognition

Revenues are recognized when the product is shipped or picked up by the customer. Provisions for discounts to customers, estimated returns and allowances and other adjustments are provided for in the same period the sales are recorded. The return estimates are based on historical records. When no historical records of returns exist for a new product, revenue recognition is delayed until an accurate estimate of returns can be determined.

WWE extends credit to customers and performs credit evaluations in the ordinary course of business.

Media Costs

Media costs are charged to operations in the period incurred and totaled $8,056,870 and $19,699,605 in 2004 and 2003, respectively.

For the nine months ended September 30, 2005 and 2004 media costs incurred and totaled $2,731,671 (unaudited) and $6,263,185 (unaudited).

Income Taxes

Worldwide Excellence, Inc. elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code (S Corporation election). Under those provisions, the Company does not pay Federal income tax on its taxable income and is subject to a reduced California tax rate of 1.5%. The stockholders are liable for federal and state income taxes on their respective shares of WWE's net income on their individual income tax returns.

Abrev, LLC, BATM, LLC, Botopical, LLC, Youth Factor Beauty Care, LLC, Cellucare, LLC, Legacy Formulas, LLC, Buca, LLC, Buckhead Marketing & Distribution, LLC, PAP Systems, LLC, Ryan, LLC and Tramp-O-Lean, LLC are Limited Liability Companies incorporated in either California or Georgia, for federal and state tax purposes. An LLC is a pass through entity. The State of California charges an $800 tax as well as an LLC fee that is based on gross receipts. WWE’s tax liability to California was $10,000 in 2004. The Companies incurred no material tax liability in 2003.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,		September 30,
	2004	2003	2005
			(unaudited)
Computer equipment	$12,227	$10,108	$34,949
Furniture and fixtures	27,723	15,267	27,723

	39,950	25,375	62,672
Accumulated depreciation	(18,164)	(15,710)	(25,528)

	$21,786	$9,665	$37,144

NOTE 4 - MAJOR PRODUCT LINE

WWE has two major product lines that make up 62% and 16% of the WWE's net revenues in 2004 and 57% and 19% of WWE's net revenues in 2003.

WWE has three major product lines that make up 48%, 33% and 11% of the WWE's net revenues for the nine months ended September 30, 2005 (unaudited). WWE has two major product lines that make up 62% and 16% of the WWE's net revenues for the nine months ended September 30, 2004 (unaudited).

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Commitments

WWE leases office facilities pursuant to operating lease agreements expiring at various dates through February 14, 2009. In addition to facilities lease payments, WWE is also responsible for various office equipment lease payments. Rent expense is $90,555 and $67,151 for 2004 and 2003, respectively.

Rent expense for the nine months ended September 30, 2005 and 2004 was $66,967 (unaudited) and $65,444 (unaudited).

Future minimum lease payments for the next five years are as follows:

Year Ending December 31,

2005	$115,266
2006	104,046
2007	92,146
2008	85,948
2009	10,743
$408,149

On July 1, 2004, Worldwide Excellence, Inc. entered into a consulting agreement with a related party to oversee and manage Worldwide Excellence, Inc.'s foreign distribution relationships. Worldwide Excellence, Inc. agreed to make payments of $17,500 per month for a period of 36 consecutive months for consulting services beginning the month following the related party’s declaration that he is ready to oversee and manage Worldwide Excellence, Inc.’s foreign distribution relationships. Management intends to make the first payment on March 1, 2006 for the consulting services provided.

Contingencies

Buckhead Marketing and Distribution, LLC, (Buckhead), PAP Systems, LLC, its successors and an officer of Worldwide Excellence, Inc. have entered into a consent order with the Federal Trade Commission (FTC) regarding the marketing of the Peel Away the Pounds Weight Loss System. As part of the consent order, Buckhead paid $1,000,000 to the FTC in 2003. The order essentially requires that any marketing of a weight loss product or service be substantiated by competent and reliable scientific evidence.

NOTE 6 - DUE TO RELATED PARTY

The amount due to related party is unsecured, non interest bearing and due upon demand. The related party has indicated this liability will not be demanded until after January 1, 2006. Consequently, this amount has been classified as a long-term liability in these combined financial statements.

NOTE 7 - RELATED PARTY TRANSACTION

WWE paid a related party $300,000 in commission fees in 2003.

NOTE 8 - SUBSEQUENT EVENTS

New Financing

In April 2005, Worldwide Excellence, Inc. entered into agreements with unrelated parties to borrow a total of $500,000 with interest at the rates of 8% - 12% per annum. The unsecured principal and accrued interest of $75,000 are due 18 months from the date of the agreements. The lenders have the right to convert the principal amount of the loan to common stock before the expiration of the one year anniversary of the agreements. In addition, Worldwide Excellence, Inc. is committed to pay one of the note holders a consulting fee of $10,000 per annum for 18 months from the date of the agreement for a total consulting fee of $15,000. Effective November 29, 2005, the lenders exercised their rights to convert all but $100,000 of their loan to common stock. See the following explanation for the merger transaction. At the time of election, all accrued interest except for accrued interest related to $100,000 and accrued consulting fees are cancelled and forgiven.

Merger

On November 29, 2005, MFC Development Corp. (MFC), a reporting company registered with the Securities and Exchange Commission, completed the acquisition of 100% of the outstanding common stock of Worldwide Excellence, Inc., in accordance with the provisions of a certain Acquisition Agreement dated July 29, 2005. At the closing, 11,500,000 shares of common stock of MFC were issued to former stockholders of Worldwide Excellence, Inc. and their designees. In addition, MFC issued 1,205,000 shares of preferred stock, each share of which is convertible into two shares of MFC common stock, as well as 1,205,000 warrants to purchase MFC common shares in connection with the closing under the Acquisition Agreement and under a private offering of MFC's convertible Preferred Stock and Warrants.

NOTE 9 - PRO FORMA EARNINGS PER SHARE

Effective July 2004, Worldwide Excellence, Inc. had 10,000 shares of common stock outstanding. Had Worldwide Excellence, Inc. existed on January 1, 2003 and had the 10,000 shares of common stock been issued and outstanding at that date, earnings per share would be the following:

	Years ended		Nine months ended
	December 31,		September 30,
	2004	2003	2005	2004
			(unaudited)
Pro forma earnings (loss) per share	$152.41	$26.65	$(128.45)	$167.75

NOTE 10 - CONVERTIBLE LOANS PAYABLE (UNAUDITED)

In July 2005, Worldwide Excellence, Inc. entered into agreement with an unrelated party to borrow $200,000 until the closing of the acquisition agreement, at such time the loan would convert into 275,000 shares of MFC common stock to be issued from the total shares allocated to the former stockholders’ of Worldwide Excellence, Inc. and their designees. In lieu of interest on the loan, the note holder received 137,500 warrants to purchase 137,500 shares of common stock of MFC. On November 29, 2005, the loan was converted and the common stock and warrants were issued.

NOTE 11 - BRIDGE LOANS PAYABLE (UNAUDITED)

In September 2005, the Company completed an offering (the “Bridge”) of secured promissory notes of the Company in the aggregate principal amount of $600,000 (the “Notes”) and warrants (the “Bridge Warrants”) to purchase in the aggregate amount 600,000 shares of MFC common stock (the “Bridge Warrant Shares”).

The Notes accrue interest at the annual rate of ten (10%) percent and mature the earlier of (a) 6 months from the date of issuance or (b) the Closing of the transaction contemplated by in the MFC Acquisition Agreement. As collateral for the Company’s payment obligations under the Notes, the Company has granted the Noteholders a security interest in all of its property.

The Bridge Warrants entitle the holders thereof for a period of three years from the date of issuance to purchase Bridge Warrant Shares on a dollar for dollar invested basis at a purchase price of $1.00 per share. The Bridge Warrant holders are entitled to certain piggyback registration rights under the terms of the registration rights agreement between the Noteholders and the Company.

The Noteholders were given the right to convert their Notes to shares of MFC preferred stock at the conversion rate of $1.00 per share, based on the common stock equivalent, at the closing of the acquisition. Effective November 29, 2005, the Noteholders exercised their rights to convert all but $50,000 of their notes to common stock. Equity of $35,500 was recorded for the current value of the warrants issued to the non-converting Noteholder, with a corresponding reduction to the amount the Note. Interest expense is being recorded during the three months that the Note was outstanding for the excess of the fair value of the warrant over the current value. Interest expense related to the warrant was $11,833 for the nine months ended September 30, 2005.